UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2026

Northpointe Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Michigan	No. 001-42517	38-3413392
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3333 Deposit Drive Northeast
Grand Rapids, Michigan		49546
(Address of principal executive offices)		(Zip Code)
(616) 940‑9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

Pre-commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240 13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of Northpointe Bancshares, Inc (the “Company”) was held via conference call on May 13, 2026 (the “Annual Meeting”). At the close of business on March 19, 2026, the record date for the Annual Meeting, the Company had 34,494,116 shares of common stock outstanding and entitled to vote. Of that number, 29,309,147 shares were represented by proxy at the Annual Meeting. The Company’s stockholders voted on the following two proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Directors

Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Board of Directors of the Company expiring at the 2027 annual meeting, as indicated below.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Charles A. Williams	27,915,382	17,875	1,375,890
Carrie L. Boer	22,356,398	5,576,859	1,375,890
Raj Chaudhary	27,299,205	634,052	1,375,890
Robert W. De Vlieger II	21,097,409	6,835,848	1,375,890
Rodney E. Hood	27,332,588	600,669	1,375,890
David S. Hooker	21,189,333	6,743,924	1,375,890
David F. Lawrence	27,302,014	631,243	1,375,890
John Tuttle	27,302,353	630,904	1,375,890

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Proposal 2 was a proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. This proposal was approved as follows:

Votes For	Votes Against	Abstentions
29,305,516	3,387	244

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPOINTE BANCSHARES, INC.

Date: May 13, 2026	By:	/s/ Bradley T. Howes
Bradley T. Howes
Executive Vice President and Chief Financial Officer